UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020

Prospect Flexible Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

10 East 40th Street, 42nd Floor

New York, NY 10016

 (Address of principal executive offices)

(212) 448-0702

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On August 12, 2020, our Board of Directors determined to change the public offering price per share of our Class A shares of common stock from $8.78 per share to $9.03 per share. The change in the public offering price will be effective as of August 12, 2020 and first applied to subscriptions in good order received on or after August 12, 2020.

Our Board of Directors determined that a change in the public offering price was warranted following an increase in our net asset value, based on our operating results in the second calendar quarter. As a result of the change in the Company’s public offering price, the net proceeds per share of the Company’s continuous public offering of Class A shares will be approximately $8.49 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2020	TP Flexible Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)